Exhibit 99.3
PART I.
Item 1. Financial Statements
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
Belo Corp. and Subsidiaries

	Three months ended		Six months ended

	June 30,		June 30,

In thousands, except per share amounts (unaudited)	2009	2008	2009	2008

Net Operating Revenues	$144,770	$188,969	$278,306	$363,796

Operating Costs and Expenses
Station salaries, wages and employee benefits	45,536	57,179	98,209	119,328
Station programming and other operating costs	49,219	50,154	97,584	104,092
Corporate operating costs	5,199	6,618	14,148	15,708
Spin-off related costs	—	410	—	4,659
Depreciation	9,967	10,324	20,759	21,208

Total operating costs and expenses	109,921	124,685	230,700	264,995

Earnings from operations	34,849	64,284	47,606	98,801

Other Income and Expense
Interest expense	(15,332)	(21,495)	(29,912)	(44,239)
Other income, net	(2,805)	804	13,564	1,073

Total other income and expense	(18,137)	(20,691)	(16,348)	(43,166)

Earnings from continuing operations before income taxes	16,712	43,593	31,258	55,635
Income taxes	6,417	17,214	12,052	40,136

Net earnings from continuing operations	10,295	26,379	19,206	15,499

Discontinued operations, net of tax	—	—	—	(4,499)

Net earnings	$10,295	$26,379	$19,206	$11,000

Net earnings per share – Basic:
Earnings per share from continuing operations	$0.10	$0.25	$0.18	0.15
Loss per share from discontinued operations	—	—	—	(0.04)

Net earnings per share	$0.10	$0.25	$0.18	$0.11

Net earnings per share – Diluted:
Earnings per share from continuing operations	$0.10	$0.25	$0.18	$0.15
Loss per share from discontinued operations	—	—	—	(0.04)

Net earnings per share	$0.10	$0.25	$0.18	$0.11

Dividends declared per share	$—	$—	$0.075	$0.075

See accompanying Notes to Consolidated Condensed Financial Statements.

CONSOLIDATED CONDENSED BALANCE SHEETS
Belo Corp. and Subsidiaries

	June 30,	December 31,
In thousands, except share and per share amounts (unaudited)	2009	2008

Assets

Current assets:
Cash and temporary cash investments	$4,077	$5,770
Accounts receivable, net	116,540	138,638
Other current assets	20,288	22,276

Total current assets	140,905	166,684

Property, plant and equipment, net	193,842	209,988
Intangible assets, net	967,543	967,543
Goodwill, net	423,873	423,873
Other assets	76,614	81,091

Total assets	$1,802,777	$1,849,179

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$15,584	$19,385
Accrued expenses	37,063	51,399
Dividends payable	—	7,665
Accrued interest payable	7,635	8,212
Income taxes payable	1,126	18,067
Other current liabilities	4,645	5,083

Total current liabilities	66,053	109,811

Long-term debt	1,069,436	1,092,765
Deferred income taxes	243,603	234,452
Pension obligation	192,547	192,541
Other liabilities	29,768	32,707

Shareholders’ equity:
Preferred stock, $1.00 par value. Authorized 5,000,000 shares; none issued
Common stock, $1.67 par value. Authorized 450,000,000 shares
Series A: Issued 89,781,833 shares at June 30, 2009 and 89,184,467 shares at December 31, 2008	149,936	148,938
Series B: Issued 12,722,312 shares at June 30, 2009 and 13,019,733 shares at December 31, 2008	21,246	21,743
Additional paid-in capital	910,771	909,797
Accumulated deficit	(743,647)	(756,639)
Accumulated other comprehensive loss	(136,936)	(136,936)

Total shareholders’ equity	201,370	186,903

Total liabilities and shareholders’ equity	$1,802,777	$1,849,179

See accompanying Notes to Consolidated Condensed Financial Statements.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
Belo Corp. and Subsidiaries

	Six months ended June 30,

In thousands (unaudited)	2009	2008

Operations
Net earnings (loss)	$19,206	$11,000
Adjustments to reconcile net earnings (loss) to net cash provided by operations:
Net loss from discontinued operations	—	4,499
Gain on repurchase of senior notes	(14,905)	—
Depreciation	20,759	21,208
Deferred income taxes	12,273	11,510
Employee retirement funding	(147)	(5,304)
Share-based compensation	1,278	6,812
Other non-cash expenses	(3,155)	(4,770)
Equity income (loss) from partnerships	169	(336)
Other, net	(3,050)	(1,567)
Net change in operating assets and liabilities:
Accounts receivable	22,799	17,392
Other current assets	(1,094)	(3,442)
Accounts payable	(3,800)	(12,122)
Accrued expenses	(13,590)	(17,499)
Accrued interest payable	(525)	(612)
Income taxes payable	(16,859)	8,937

Net cash provided by continuing operations	19,359	35,706
Net cash used for discontinued operations	—	(12,753)

Net cash provided by operations	19,359	22,953

Investments
Capital expenditures	(2,805)	(15,959)
Other investments	3,246	399
Other, net	2,142	(1,425)

Net cash provided by (used for) investments of continuing operations	2,583	(16,985)
Net cash used for investments of discontinued operations	—	(304)

Net cash provided by (used for) investments	2,583	(17,289)

Financing
Net proceeds from revolving debt	83,100	144,550
Payments on revolving debt	(66,100)	(132,400)
Purchase of senior notes	(25,260)	—
Payment of dividends on common stock	(15,375)	(20,439)
Purchase of treasury stock	—	(2,203)

Net cash used for financing	(23,635)	(10,492)

Net decrease in cash and temporary cash investments	(1,693)	(4,828)
Cash and temporary cash investments at beginning of period	5,770	11,190

Cash and temporary cash investments at end of period	$4,077	$6,362

See accompanying Notes to Consolidated Condensed Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
Belo Corp. and Subsidiaries
(in thousands, except per share amounts)
(1)	The accompanying unaudited consolidated condensed financial statements of Belo Corp. and subsidiaries (the Company or Belo) have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

On February 8, 2008, the Company completed the spin-off of its newspaper businesses and related assets into a separate public company. The operations for the newspaper businesses and related assets that were part of the spin-off are presented as discontinued operations. See Note 2. The Company’s operating segments are defined as its television stations and cable news channels within a given market. The Company has determined that all of its operating segments meet the criteria under Statement of Financial Accounting Standards (SFAS) No. 131 “Disclosures about Segments of an Enterprise and Related Information” to be aggregated into one reporting segment.

On June 16, 2008, the Financial Accounting Standards Board (FASB) issued FASB Staff Position EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (FSP EITF 03-6-1). FSP EITF 03-6-1 requires the Company to consider unvested share-based payment awards that are entitled to receive dividends or dividend equivalents as participating securities in its computations of earnings per share. The Company adopted FSP EITF 03-6-1 in the first quarter of 2009; however, the adoption requires retrospective application to prior periods earnings per share amounts presented. Accordingly, the Company has revised its presentation of its earnings per share and weighted average shares outstanding to reflect this change and has retrospectively adjusted all comparative prior period information on this basis.

In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended June 30, 2009, are not necessarily indicative of the results that may be expected for the year ending December 31, 2009. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s Amendment No. 1 to its Annual Report on Form 10-K/A for the year ended December 31, 2008.

In preparing the accompanying unaudited consolidated condensed financial statements, the Company has reviewed events that have occurred subsequent to June 30, 2009, through the issuance of the financial statements, which occurred on October 22, 2009.

All dollar amounts are in thousands, except per share amounts, unless otherwise indicated. Certain prior period amounts have been restated to conform with current year presentation.

(2)	On February 8, 2008, the Company completed the spin-off of its former newspaper businesses and related assets into a separate public company, A. H. Belo Corporation (A. H. Belo), which has its own management and board of directors. The spin-off was accomplished by transferring the subject assets and liabilities to A. H. Belo and distributing a pro-rata, tax-free dividend to the Company’s shareholders of 0.20 shares of A. H. Belo Series A common stock for every share of Belo Series A common stock, and 0.20 shares of A. H. Belo Series B common stock for every share of Belo Series B common stock, owned as of the close of business on January 25, 2008.

The historical operations of the newspaper businesses and related assets are included in discontinued operations in the Company’s financial statements. Below is the summary financial information of discontinued operations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Statement of discontinued operations for the six months ended June 30, 2008:

2008
Net revenues	$64,869
Total operating costs and expenses	72,319

Loss from discontinued operations	(7,450)
Other income and expense, net	101

Earnings (loss) from discontinued operations before income taxes	(7,349)
Income taxes	2,850

Net loss from discontinued operations	$(4,499)

There were no discontinued operations for the three months ended June 30, 2008. Additionally, Belo incurred $4,659 of expenses during the first half of 2008 related to the spin-off.

Under a services agreement, the Company and A. H. Belo (or their respective subsidiaries) are providing each other various services and/or support for a period of up to two years after the spin-off date. Payments made or other consideration provided in connection with all continuing transactions between the Company and A. H. Belo are on an arms-length basis or on a basis consistent with the business purpose of the parties. During the three and six months ended June 30, 2008, the Company provided $319 and $773, respectively, in services to A. H. Belo and A. H. Belo provided $4,838 and $7,732 respectively in information technology and Web-related services to the Company. During the three and six months ended June 30, 2009, the Company provided $374 and $747, respectively, in services to A. H. Belo and A. H. Belo provided $4,273 and $8,821, respectively, in information technology and Web-related services to the Company.

(3)	SFAS 142, “Goodwill and Intangible Assets,” requires that goodwill and indefinite lived intangible assets (FCC licenses) be tested at least annually for impairment or between annual tests if an event occurs or circumstances change that would, more likely than not, reduce the fair value of a reporting unit below its carrying amount. The Company’s indefinite lived intangible assets represent FCC licenses in markets (as defined by Nielsen Media Research’s Designated Market Area report) where the Company’s stations operate. The Company measures the fair value of goodwill and indefinite lived intangible assets annually as of December 31. Please refer to Notes 1 and 4 in the notes to the consolidated financial statements included in the Company’s 2008 Form 10-K/A for a full description of the Company’s goodwill and intangible asset impairment policies. Due to the continuing softness in the advertising environment, management reviewed goodwill and indefinite lived intangible assets for potential impairment at the end of the second quarter of 2009. For goodwill, management’s process involved analyzing the key estimates and assumptions used to determine the discounted cash flow calculations of estimated fair value for Belo reporting units. For FCC licenses, management’s process involved analyzing key estimates and assumptions used to determine the discounted cash flow calculations of estimated fair value for Belo’s FCC licenses. Where appropriate, management updated the calculations with the actual results for the six months ended June 30, 2009, the Company’s revised forecasts, and considered recent financial projections. Based on the Company’s review, management believes that the fair values of its reporting units and indefinite lived intangible assets exceed their carrying amounts at June 30, 2009; therefore, no adjustment to goodwill or indefinite lived intangible assets is necessary.

In assessing the recoverability of the Company’s goodwill and indefinite lived intangible assets, and considering whether an event has occurred or circumstances have changed that would, more likely than not, reduce the fair value of a reporting unit or indefinite lived intangible asset below its carrying amount, the Company must make assumptions regarding future cash flow projections and other factors to estimate the fair value of the reporting units and intangible assets. Necessarily, estimates of fair value are subjective in nature, involve uncertainties and matters of significant judgment, and are made at a specific point in time. Thus, changes in key assumptions from period to period could significantly affect the estimates of fair value. The Company’s estimates of the fair value of its reporting units and indefinite lived intangible assets are primarily determined using discounted projected cash flows. Significant assumptions used in these estimates include projected revenues and related growth rates over time and in perpetuity, forecasted operating margins, estimated tax rates, capital expenditures, and required working capital needs, and an appropriate risk-adjusted weighted-average cost of capital. Additionally, for the Company’s FCC licenses, significant assumptions include costs and time associated with start-up, initial capital investments, and forecasts related to overall market performance over time. If some or all of these key estimates or assumptions

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
change in the future, the Company may be required to record additional impairment charges related to its goodwill and indefinite lived intangible assets.

(4)	The following table sets forth the reconciliation between weighted average shares used for calculating basic and diluted earnings per share for the three and six months ended June 30, 2009 and 2008. The Company has revised its presentation of its earnings per share to reflect the retrospective application of FSP EITF 03-6-1.

	Three months ended			Six months ended
	June 30, 2009			June 30, 2009
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$10,295			$19,206
Less: Income to participating securities	(185)			(285)

Basic EPS:
Income available to common stockholders	10,110	102,497	$0.10	18,921	102,438	$0.18

Effect of dilutive securities:
Options(a)	—	16		—	20

Diluted EPS:
Income available to common stockholders plus assumed conversions	$10,110	102,513	$0.10	$18,921	102,458	$0.18

(a)	For the three and six months ended June 30, 2009, 12,568 options were excluded because the exercise price is in excess of the average market price.

	Three months ended			Six months ended
	June 30, 2008			June 30, 2008
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$26,379			$11,000
Less: Income to participating securities	(505)			(145)

Basic EPS:
Income available to common stockholders	25,874	102,202	$0.25	10,855	102,235	$0.11

Effect of dilutive securities:
Options(b)	—	—		—	—

Diluted EPS:
Income available to common stockholders plus assumed conversions	$25,874	102,202	$0.25	$10,855	102,235	$0.11

(b)	For the three and six months ended June 30, 2008, 12,919 options were excluded because the exercise price is in excess of the average market price.
(5)	On January 1, 2009, the Company adopted Statement of Financial Accounting Standards (SFAS) 141R, “Business Combinations.” SFAS 141R establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R is effective for financial statements issued for fiscal years beginning after December 15, 2008. Accordingly, any business combinations Belo engaged in prior to January 1, 2009, were recorded and disclosed following then-existing accounting principles. The Company expects SFAS 141R will affect Belo’s consolidated financial statements but the nature and magnitude of the specific effects will depend upon the nature, terms and size of acquisitions, if any, Belo consummates after January 1, 2009.

On January 1, 2008, the Company adopted SFAS 157, “Fair Value Measurements” for the Company’s financial assets and liabilities. On January 1, 2009, the Company adopted SFAS 157 for the Company’s non-financial assets and liabilities. SFAS 157 establishes, among other items, a framework for fair value measurements in the financial statements by providing a single definition of fair value, provides guidance on the methods used to estimate fair value and increases disclosures about estimates of fair value. The adoption of SFAS 157 had no effect on the Company’s financial position or results of operations.

On June 16, 2008, the FASB issued FSP EITF 03-6-1, which requires the Company to consider unvested share-based payment awards that are entitled to receive dividends or dividend equivalents as participating securities in its computations of earnings per share. The Company adopted FSP EITF 03-6-1 in the first quarter of 2009; however, the adoption requires retrospective application to prior periods earnings per share amounts presented. Accordingly, the Company has revised its presentation of its earnings per share and weighted average shares outstanding to reflect this change and has retrospectively adjusted all comparative prior period information on this basis.

(6)	On February 26, 2009, the Company entered into an Amended and Restated $550,000 Five-Year Competitive Advance and Revolving Credit Facility Agreement with JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Banc of America Securities LLC, Bank of America, N.A. and other lenders, which matures upon expiration of the agreement in June 2011 (the 2009 Credit Agreement). The 2009 Credit Agreement amended and restated the Company’s existing Amended and Restated $600,000 Five-Year Competitive Advance and Revolving Credit Facility Agreement (the 2008 Credit Agreement). The amendment reduced the total amount of the Credit Agreement and modified certain other terms and conditions. The facility may be used for working capital and other general corporate purposes, including letters of credit. The 2009 Credit Agreement is guaranteed by the material subsidiaries of the Company. Revolving credit borrowings under the 2009 Credit Agreement bear interest at a variable interest rate based on either LIBOR or a base rate, in either case plus an applicable margin that varies depending upon the Company’s leverage ratio. Competitive advance borrowings bear interest at a rate obtained from bids selected in accordance with JPMorgan Chase Bank’s standard competitive advance procedures. Commitment fees of up to 0.5 percent per year of the total unused commitment, depending on the Company’s leverage ratio, accrue and are payable under the facility. The Company is required to maintain certain leverage and interest coverage ratios specified in the agreement. The leverage ratio is generally defined as the ratio of debt to cash flow. The interest coverage ratio is generally defined as the ratio of interest expense to cash flow. Beginning February 26, 2009, and continuing through June 30, 2010, the maximum allowed leverage ratio is 6.25. Effective July 1, 2010, through September 29, 2010, the maximum allowed leverage ratio decreases to 6.00. Beginning September 30, 2010, and continuing through December 30, 2010, the maximum allowed leverage ratio is 5.75. From December 31, 2010, and continuing thereafter, the maximum allowed leverage ratio is 5.00. Beginning February 26, 2009, and continuing through March 31, 2010, the minimum required interest coverage ratio is 2.25. Beginning April 1, 2010, and continuing thereafter, the minimum required interest coverage ratio increases to 2.50. The 2009 Credit Agreement contains additional covenants that are usual and customary for credit facilities of this type, including limits on dividends, bond repurchases, acquisitions and investments. The 2009 Credit Agreement does not permit share repurchases. Under the covenant related to dividends, the Company may declare its usual and customary dividend if its leverage ratio is then below 4.75. At a leverage ratio between 4.75 and 5.25, the Company may declare a dividend not to exceed 50 percent of the usual and customary amount. The Company may not declare a dividend if its leverage ratio exceeds 5.25. At June 30, 2009, the Company’s debt coverage ratio was 5.3 and its interest coverage ratio was 3.0, both of which are in compliance with debt covenant requirements under the 2009 Credit Agreement. As of June 30, 2009, the balance outstanding under the 2009 Credit Agreement was $454,000, the weighted average interest rate was 3.0 percent and all unused borrowings were available for borrowing.

During the six months ended June 30, 2009, the Company purchased $40,500 of the outstanding 6 3/4% Senior Notes due May 30, 2013, for a total cost of $25,260. These purchases were funded with borrowings under the credit facility.

At June 30, 2009, the fair value of Belo’s 6 3/4% Senior Notes due May 30, 2013, 7 3/4% Senior Debentures due June 1, 2027, and 7 1/4% Senior Debentures due September 15, 2027, was estimated to be $137,222, $127,500, and

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
$147,600, respectively. The fair value is estimated using quoted market prices and yields obtained through independent pricing sources, taking into consideration the underlying terms of the debt, such as the coupon rate and term to maturity.

(7)	Belo has a long-term incentive plan under which awards may be granted to employees and outside directors in the form of non-qualified stock options, incentive stock options, restricted shares, RSUs, performance shares, performance units and stock appreciation rights. In addition, options may be accompanied by stock appreciation rights and limited stock appreciation rights. Rights and limited rights may also be issued without accompanying options. Cash-based bonus awards are also available under the plan.

Share-based compensation cost for awards to Belo’s employees and non-employee directors was $1,060 and $1,733, for the three and six months ended June 30, 2009. Share-based compensation cost for awards to Belo’s employees and non-employee directors was $295 and $2,906, for the three and six months ended June 30, 2008. No compensation cost is recognized related to options issued by Belo but held by employees and non-employee directors of A. H. Belo.

(8)	Belo sponsors a defined contribution plan (the 401(k) Plan or Belo Savings Plan) established effective October 1, 1989. The Belo Savings Plan covers substantially all employees of the Company. Participants may elect to contribute a portion of their pretax compensation as provided by the plan and Internal Revenue Service (IRS) regulations. From April 1, 2007, through December 31, 2008, Belo contributed an amount equal to two percent of the compensation paid to eligible employees of the Belo Savings Plan, subject to limitations. Effective January 1, 2009, this two percent contribution became discretionary. On March 10, 2009, the Company announced that it had suspended Company matching contributions into the Belo Savings Plan.

In March 2007, Belo froze benefits under The G. B. Dealey Retirement Pension Plan (Pension Plan). As part of the curtailment of the Pension Plan, the Company is providing transition benefits to affected employees, including supplemental contributions to the Belo pension transition supplement plan, a defined contribution plan, for a period of up to five years. Effective January 1, 2009, the Company suspended contributions into the pension transition supplement plan.

(9)	The net periodic pension cost (benefit) for the three and six months ended June 30, 2009 and 2008 includes the following components:

	Three months ended		Six months ended
	June 30,		June 30,

	2009	2008	2009	2008

Interest cost on projected benefit obligation	$8,304	$7,548	$16,608	$15,097
Expected return on assets	(8,673)	(9,468)	(17,328)	(18,936)
Amortization of net loss	(619)	—	732	—

Net periodic pension cost (benefit)	$(988)	$(1,920)	$12	$(3,839)

Effective with the spin-off of A. H. Belo, approximately 94 percent of Pension Plan participants were inactive. Under SFAS 87 “Employers’ Accounting for Pensions,” the Company was required to change the amortization period for gains and losses from the average remaining service of active participants to the average remaining life expectancy of inactive participants. As noted in the table above, this change had no effect on 2008 pension expense.

During the first six months of 2009, the Company did not make any contributions to the Pension Plan. The Company is not required to make contributions to the plan during 2009.

(10)	Under the terms of a separation and distribution agreement between the Company and A. H. Belo, they will share equally in any liabilities, net of any applicable insurance, resulting from the lawsuits described in the following paragraph.

On August 23, 2004, August 26, 2004, and October 5, 2004, respectively, three related lawsuits, now consolidated, were filed by purported shareholders of the Company in the United States District Court for the Northern District of Texas against the Company, Robert W. Decherd and Barry T. Peckham, a former executive officer of The Dallas Morning News. James M. Moroney III, an executive officer of The Dallas Morning News, was later added as a defendant. The complaints arise out of the circulation overstatement at The Dallas Morning News announced by the Company in 2004, alleging that the overstatement artificially inflated Belo’s financial results and thereby injured

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
investors. No amount of damages has been specified. The plaintiffs seek to represent a purported class of shareholders who purchased Belo common stock between May 12, 2003 and August 6, 2004 and allege violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. On April 2, 2008, the court denied plaintiffs’ motion for class certification. On April 16, 2008, plaintiffs filed a petition with the United States Court of Appeals for the Fifth Circuit seeking permission to appeal that denial. On June 17, 2008, permission was granted, and on April 2, 2009, the Fifth Circuit heard oral arguments. The Company believes the complaints are without merit and intends to vigorously defend against them.

Pursuant to the separation and distribution agreement, A. H. Belo has agreed to indemnify the Company for any liability arising out of the lawsuit described in the following paragraph.

On October 24, 2006, 18 former employees of The Dallas Morning News filed a lawsuit against the The Dallas Morning News, the Company, and others in the United States District Court for the Northern District of Texas. The plaintiffs’ lawsuit alleges unlawful discrimination and ERISA violations and includes allegations relating to The Dallas Morning News circulation overstatement. In June 2007, the court issued a memorandum order granting in part and denying in part defendants’ motion to dismiss. In August 2007 and March 2009, the court dismissed certain additional claims. A trial date has been set for April 2010. The Company believes the lawsuit is without merit and intends to vigorously defend against it.

In addition to the proceedings disclosed above, a number of other legal proceedings are pending against the Company, including several actions for alleged libel and/or defamation. In the opinion of management, liabilities, if any, arising from these other legal proceedings would not have a material adverse effect on the consolidated results of operations, liquidity or financial position of the Company.

(11)	Belo Corp. has filed a Registration Statement on Form S-3 with the Securities and Exchange Commission to allow it to issue debt securities that may be fully and unconditionally guaranteed by each of the Company’s 100%-owned subsidiaries as of the date of issuance. Accordingly, the following condensed consolidating financial statements present the consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows of Belo Corp. as parent, the guarantor subsidiaries consisting of Belo Corp.’s current 100%-owned subsidiaries, non-guarantor subsidiaries consisting of subsidiaries no longer owned by Belo Corp., and eliminations necessary to arrive at the Company’s information on a consolidated basis. These statements are presented in accordance with the disclosure requirements under Securities and Exchange Commission Regulation S-X, Rule 3-10.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Condensed Consolidating Statement of Operations
For the Three Months Ended June 30, 2009
(in thousands)(unaudited)

		Guarantor
	Parent	Subsidiaries	Eliminations	Total
Net Operating Revenues	$—	$144,770	$—	$144,770

Operating Costs and Expenses
Station salaries, wages and employee benefits	—	45,536	—	45,536
Station programming and other operating costs	—	49,219	—	49,219
Corporate operating costs	4,907	292	—	5,199
Depreciation	784	9,183	—	9,967

Total operating costs and expenses	5,691	104,230	—	109,921

Earnings (loss) from operations	(5,691)	40,540	—	34,849

Other Income and Expense
Interest expense	(15,296)	(36)	—	(15,332)
Intercompany interest	1,704	(1,704)		—
Other expense, net	(685)	(2,120)	—	(2,805)

Total other income and expense	(14,277)	(3,860)	—	(18,137)

Earnings (loss) before income taxes	(19,968)	36,680	—	16,712

Income tax benefit (expense)	8,336	(14,753)	—	(6,417)
Equity in earnings (loss) of subsidiaries	21,927	—	(21,927)	—

Net earnings (loss)	$10,295	$21,927	$(21,927)	$10,295

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Condensed Consolidating Statement of Operations
For the Three Months Ended June 30, 2008
(in thousands)(unaudited)

			Non
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total
Net Operating Revenues	$—	$188,969	$—	$—	$188,969

Operating Costs and Expenses
Station salaries, wages and employee benefits	—	57,179	—	—	57,179
Station programming and other operating costs	—	50,154	—	—	50,154
Corporate operating costs	5,269	1,349	—	—	6,618
Spin-off related costs	410	—	—	—	410
Depreciation	1,214	9,110	—	—	10,324

Total operating costs and expenses	6,893	117,792	—	—	124,685

Earnings (loss) from operations	(6,893)	71,177	—	—	64,284

Other Income and Expense
Interest expense	(21,451)	(44)	—	—	(21,495)
Intercompany interest	3,607	(3,607)	—	—	—
Other income, net	768	36	—	—	804

Total other income and expense	(17,076)	(3,615)	—	—	(20,691)

Earnings (loss) from continuing operations before income taxes	(23,969)	67,562	—	—	43,593

Income tax benefit (expense)	(22,246)	5,032	—	—	(17,214)
Equity in earnings of subsidiaries	72,594	—	—	(72,594)	—

Net earnings (loss) from continuing operations	26,379	72,594	—	(72,594)	26,379

Loss from discontinued operations, net of tax	—	—	—	—	—

Net earnings (loss)	$26,379	$72,594	$—	$(72,594)	$26,379

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Condensed Consolidating Statement of Operations
For the Six Months Ended June 30, 2009
(in thousands)(unaudited)

		Guarantor
	Parent	Subsidiaries	Eliminations	Total
Net Operating Revenues	$—	$278,306	$—	$278,306

Operating Costs and Expenses
Station salaries, wages and employee benefits	—	98,209	—	98,209
Station programming and other operating costs	—	97,584	—	97,584
Corporate operating costs	13,158	990	—	14,148
Depreciation	2,126	18,633	—	20,759

Total operating costs and expenses	15,284	215,416	—	230,700

Earnings (loss) from operations	(15,284)	62,890	—	47,606

Other Income and Expense
Interest expense	(29,836)	(76)	—	(29,912)
Intercompany interest	3,407	(3,407)	—	—
Other income (expense), net	13,957	(393)	—	13,564

Total other income and expense	(12,472)	(3,876)	—	(16,348)

Earnings (loss) before income taxes	(27,756)	59,014	—	31,258

Income tax benefit (expense)	12,014	(24,066)	—	(12,052)
Equity in earnings (loss) of subsidiaries	34,948	—	(34,948)	—

Net earnings (loss)	$19,206	$34,948	$(34,948)	$19,206

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Condensed Consolidating Statement of Operations
For the Six Months Ended June 30, 2008
(in thousands)(unaudited)

			Non
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total
Net Operating Revenues	$—	$363,796	$—	$—	$363,796

Operating Costs and Expenses
Station salaries, wages and employee benefits	—	119,328	—	—	119,328
Station programming and other operating costs	—	104,092	—	—	104,092
Corporate operating costs	13,385	2,323	—	—	15,708
Spin-off related costs	4,659	—	—	—	4,659
Depreciation	2,408	18,800	—	—	21,208

Total operating costs and expenses	20,452	244,543	—	—	264,995

Earnings (loss) from operations	(20,452)	119,253	—	—	98,801

Other Income and Expense
Interest expense	(44,147)	(92)	—	—	(44,239)
Intercompany interest	7,915	(7,915)	—	—	—
Other income (expense), net	1,373	(300)	—	—	1,073

Total other income and expense	(34,859)	(8,307)	—	—	(43,166)

Earnings (loss) from continuing operations before income taxes	(55,311)	110,946	—	—	55,635

Income tax benefit (expense)	45,612	(85,748)	—	—	(40,136)
Equity in earnings (loss) of subsidiaries	20,699	—	—	(20,699)	—

Net earnings (loss) from continuing operations	11,000	25,198	—	(20,699)	15,499

Loss from discontinued operations, net of tax	—	—	(4,499)	—	(4,499)

Net earnings (loss)	$11,000	$25,198	$(4,499)	$(20,699)	$11,000

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Condensed Consolidating Balance Sheet
As of June 30, 2009
(in thousands)(unaudited)

		Guarantor
	Parent	Subsidiaries	Eliminations	Total
Assets

Current assets:
Cash and temporary cash investments	$3,071	$1,006	$—	$4,077
Accounts receivable, net	47	116,493	—	116,540
Other current assets	4,514	15,774	—	20,288

Total current assets	7,632	133,273	—	140,905

Property, plant and equipment, net	12,109	181,733	—	193,842
Intangible assets, net	—	967,543	—	967,543
Goodwill, net	—	423,873	—	423,873
Deferred income taxes	72,906	—	(72,906)	—
Intercompany receivable	483,623	—	(483,623)	—
Investment in subsidiaries	880,882	—	(880,882)	—
Other assets	42,025	34,589	—	76,614

Total assets	$1,499,177	$1,741,011	$(1,437,411)	$1,802,777

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$7,584	$8,000	$—	$15,584
Accrued expenses	8,079	28,984	—	37,063
Accrued interest payable	7,635	—	—	7,635
Income taxes payable	1,126	—	—	1,126
Other current liabilities	—	4,645	—	4,645

Total current liabilities	24,424	41,629	—	66,053

Long-term debt	1,069,436	—	—	1,069,436
Deferred income taxes	—	316,509	(72,906)	243,603
Pension obligation	192,547	—	—	192,547
Intercompany payable	—	483,623	(483,623)	—
Other liabilities	11,400	18,368	—	29,768

Total shareholders’ equity	201,370	880,882	(880,882)	201,370

Total liabilities and shareholders’ equity	$1,499,177	$1,741,011	$(1,437,411)	$1,802,777

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Condensed Consolidating Balance Sheet
As of December 31, 2008
(in thousands)

		Guarantor
	Parent	Subsidiaries	Eliminations	Total
Assets

Current assets:
Cash and temporary cash investments	$4,592	$1,178	$—	$5,770
Accounts receivable, net	6	138,632	—	138,638
Other current assets	3,470	18,854	(48)	22,276

Total current assets	8,068	158,664	(48)	166,684

Property, plant and equipment, net	12,363	197,625	—	209,988
Intangible assets, net	—	967,543	—	967,543
Goodwill, net	—	423,873	—	423,873
Deferred income taxes	74,928	—	(74,928)	—
Intercompany receivable	550,799	—	(550,799)	—
Investment in subsidiaries	845,935	—	(845,935)	—
Other assets	43,210	37,881	—	81,091

Total assets	$1,535,303	$1,785,586	$(1,471,710)	$1,849,179

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$5,322	$14,063	$—	$19,385
Accrued expenses	13,548	37,899	(48)	51,399
Income taxes payable	18,067	—	—	18,067
Accrued interest payable	8,212	—	—	8,212
Dividends payable	7,665	—	—	7,665
Other current liabilities	—	5,083	—	5,083

Total current liabilities	52,814	57,045	(48)	109,811

Long-term debt	1,092,765	—	—	1,092,765
Deferred income taxes	—	309,380	(74,928)	234,452
Pension obligation	192,541	—	—	192,541
Intercompany payable	—	550,799	(550,799)	—
Other liabilities	10,280	22,427	—	32,707

Total shareholders’ equity	186,903	845,935	(845,935)	186,903

Total liabilities and shareholders’ equity	$1,535,303	$1,785,586	$(1,471,710)	$1,849,179

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Condensed Consolidating Statement of Cash Flows
For the Six Months Ended June 30, 2009
(in thousands)(unaudited)

		Guarantor
	Parent	Subsidiaries	Total
Operations

Net cash provided by (used for) operations	$(49,826)	$69,185	$19,359

Investments
Capital expenditures	(240)	(2,565)	(2,805)
Other, net	1,814	3,574	5,388

Net cash provided by investments	1,574	1,009	2,583

Financing
Net proceeds from revolving debt	83,100	—	83,100
Payments on revolving debt	(66,100)	—	(66,100)
Purchase of senior notes	(25,260)	—	(25,260)
Payment of dividends on common stock	(15,375)	—	(15,375)
Intercompany activity	70,366	(70,366)	—

Net cash provided by (used for) financing activities	46,731	(70,366)	(23,635)

Net decrease in cash and temporary cash investments	(1,521)	(172)	(1,693)
Cash and temporary cash investments at beginning of period	4,592	1,178	5,770

Cash and temporary cash investments at end of period	$3,071	$1,006	$4,077

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Condensed Consolidating Statement of Cash Flows
For the Six Months Ended June 30, 2008
(in thousands)(unaudited)

			Non
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Total
Operations

Net cash provided by (used for) continuing operations	$(25,000)	$60,706	$—	$35,706
Net cash used for discontinued operations	—	—	(12,753)	(12,753)

Net cash provided by (used for) operations	(25,000)	60,706	(12,753)	22,953

Investments
Capital expenditures	(4,806)	(11,153)	—	(15,959)
Other, net	884	(1,910)	—	(1,026)

Net cash used for investments of continuing operations	(3,922)	(13,063)	—	(16,985)
Net cash used for investments of discontinued operations	—	—	(304)	(304)

Net cash used for investments	(3,922)	(13,063)	(304)	(17,289)

Financing
Net proceeds from revolving debt	144,550	—	—	144,550
Payments on revolving debt	(132,400)	—	—	(132,400)
Payment of dividends on common stock	(20,439)	—	—	(20,439)
Purchase of treasury stock	(2,203)	—	—	(2,203)
Intercompany activity	34,136	(47,193)	13,057	—

Net cash provided by (used for) financing activities	23,644	(47,193)	13,057	(10,492)

Net increase (decrease) in cash and temporary cash investments	(5,278)	450	—	(4,828)
Cash and temporary cash investments at beginning of period	10,383	807	—	11,190

Cash and temporary cash investments at end of period	$5,105	$1,257	$—	$6,362